SERVICE AGREEMENT

BETWEEN

EXCELLERANT, INC.

(the “Customer”)

- AND -

MA FENGMEI

(the “Service Provider”).

BACKGROUND:

1.The Customer is of the opinion that the Service Provider has the necessary qualifications, experience and abilities to provide services to the Customer.

2.The Service Provider is agreeable to providing such services to the Customer on the terms and conditions set out in this Agreement.

IN CONSIDERATION OF the matters described above and of the mutual benefits and obligations set forth in this Agreement, the receipt and sufficiency of which consideration is hereby acknowledged, the Customer and the Service Provider (individually the “Party” and collectively the “Parties” to this Agreement) agree as follows:

Services Provided

1.The Customer hereby agrees to engage the Service Provider to provide the Customer with services (the “Services”) consisting of:

•Providing the following services by demand: guide services, development of excursion programs, instructing tourists, interpreter service, coordinating tourists in emergency situations, consulting services.

2.The Services will also include any other tasks which the Parties may agree on. The Service Provider hereby agrees to provide such Services to the Customer.

Term of Agreement

3.The term of this Agreement (the “Term”) will begin on the date of this Agreement and will remain in full force and effect indefinitely until terminated as provided in this Agreement.

4.In the event that either Party wishes to terminate this Agreement, that Party will be required to provide 30 days notice to the other Party.

5.Except as otherwise provided in this Agreement, the obligations of the Service Provider will end upon the termination of this Agreement.

Performance

6.The Parties agree to do everything necessary to ensure that the terms of this Agreement take effect.

Currency

7.Except as otherwise provided in this Agreement, all monetary amounts referred to in this Agreement are in Chinese RMB.

Compensation

8.For the services rendered by the Service Provider as required by this Agreement, the Customer will provide compensation (the “Compensation”) to the Service Provider as follows:

•The Customer will pay the Service Provider per project agreed. Each project has its own costs and the Service Provider agrees to inform the Customer what are the costs for execution of each project.

•For the one day services The Customer will pay the Service Provider 300rmb/hour, with at least 4 hours working day.

9.The Compensation will be payable upon completion of the Services.

10.The above Compensation includes all payments for all services provided.

Provision of Extras

11.The Customer will not provide any resources, assistance or extras for use by the Service Provider in providing the Services.

Reimbursement of Expenses

12.The Service Provider will not be reimbursed for expenses incurred by the Service Provider in connection with providing the Services of this Agreement.

Confidentiality

13.Confidential information (the “Confidential Information”) refers to any data or information relating to the Customer which would reasonably be considered to be proprietary to the Customer.

14.The Service Provider agrees that they will not disclose, divulge, reveal, report or use, for any purpose, any Confidential Information which the Service Provider has obtained, except as authorized by the Customer. This obligation will survive indefinitely upon termination of this Agreement.

15.All written and oral information and material disclosed or provided by the Customer to the Service Provider under this Agreement is Confidential Information regardless of whether it was provided before or after the date of this Agreement or how it was provided to the Service Provider.

Return of Property

16.Upon the expiry or termination of this Agreement, the Service Provider will return to the Customer any property, documentation, records, or Confidential Information which is the property of the Customer.

Capacity/Independent Contractor

17.In providing the Services under this Agreement it is expressly agreed that the Service Provider is acting as an independent contractor and not as an employee. The Service Provider and the Customer acknowledge that this Agreement does not create a partnership or joint venture between them, and is exclusively a contract for service.

Dispute Resolution

18.In the event a dispute arises out of or in connection with this Agreement, the Parties will attempt to resolve the dispute through friendly consultation.

Modification of Agreement

19.Any amendment or modification of this Agreement or additional obligation assumed by either Party in connection with this Agreement will only be binding if evidenced in writing signed by each Party or an authorized representative of each Party.

Time of the Essence

20.Time is of the essence in this Agreement. No extension or variation of this Agreement will operate as a waiver of this provision.

Entire Agreement

21.It is agreed that there is no representation, warranty, collateral agreement or condition affecting this Agreement except as expressly provided in this Agreement.

IN WITNESS WHEREOF the Parties have duly affixed their signatures under hand and seal on June 10, 2019.

EXCELLERANT, INC. (Customer)

/s/ Lasha Morbedadze

Lasha Morbedadze, CEO

MA FENGMEI (Service Provider)

/s/ Ma Fengmei